SMITH & COMPANY
                          Certified Public Accountants

Members of                                           Crandall Building Suite 700
American Institute of                                          10 West 100 South
Certified Public Accountants                          Salt Lake City, Utah 84101
Utah Association of                                    Telephone: (801) 575-8297
Certified Public Accountants                           Facsimile: (801) 575-8306
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November 21, 1997

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, D.C.  20549

Ladies and Gentlemen:

     We have read Item 4 of the 8-K dated November 19, 1997 for Compu-Graphics, Ltd. and agree with the statements contained therein.


Very truly yours,

Smith & Company


   /s/ William R. Denney
By:-------------------------
   William R. Denney